EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended September 17, 2010

September 17, 2010	Weekly ROR1	Month-to-Date ROR1	Year-to-Date ROR1
Class A Units	1.5%	0.2%	-4.6%
Class B Units	1.5%	0.2%	-5.0%
Legacy 1 Class Units	1.3%	0.2%	-3.5%
Legacy 2 Class Units	1.3%	0.2%	-3.7%
Global 1 Class Units	0.7%	-0.4%	-4.4%
Global 2 Class Units	0.7%	-0.4%	-4.6%
Global 3 Class Units	0.7%	-0.5%	-5.9%

S&P 500 Total Return Index2	1.5%	7.4%	2.4%
Barclays Capital U.S. Long Government Index2	-0.2%	-4.5%	15.2%
1	Subject to independent verification.
2	Index is unmanaged and is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Sector Commentary
Agriculturals/Softs
Sector/Market	Price Action	Cause
Grains markets	Increase	Elevated demand for U.S. crops and increased speculative buying from large commodity funds
Sugar	Increase	Forecasts for increased sugar demand from Pakistan following recent flooding which destroyed more of the Pakistani sugar crop than originally anticipated

Grant Park’s longer-term trading advisors are predominantly long the agriculturals/softs sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

Currencies
Sector/Market	Price Action	Cause
Euro	Increase	Eurozone’s trade surplus reports for July came in above the expected forecast
Japanese yen	Decrease	Intervention activity by Japan to attempt to force a devaluation of its currency
New Zealand	Decrease	The Reserve Bank of New Zealand kept interest rates unchanged and commented they do not expect any rate changes in the near future

Grant Park’s longer-term trading advisors are predominantly short the currency sector.  Grant Park’s shorter-term trading advisors are predominantly long the sector.

Energy
Sector/Market	Price Action	Cause
Crude oil	Decrease	A crucial Canadian crude oil pipeline came back online, alleviating supply concerns
Natural gas	Increase	Forecasts for an increase in U.S. electricity use and reports a tropical weather system may be developing in the Caribbean

Grant Park’s longer-term trading advisors are predominantly short the energy sector.  Grant Park’s shorter-term trading advisors are also predominantly short the sector.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Equities
Sector/Market	Price Action	Cause
European equities	Increase	Strong gains in the European technology sector
Nikkei 225 Index	Increase	Improved outlook for Japanese exporting companies as a result of a weaker yen
Hang Seng Index	Increase	A surge in investor sentiment followed positive economic indicators from China and the U.S.

Grant Park’s longer-term trading advisors are predominantly long the equities sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Fixed Income
Sector/Market	Price Action	Cause
U.S. Treasuries	Increase	Weaker-than-expected consumer confidence data for September
Bunds	Decrease	Gains in the European equity markets

Grant Park’s longer-term trading advisors are predominantly long the fixed income sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Metals
Sector/Market	Price Action	Cause
Precious metals	Increase	Increased dollar hedging amidst speculation the Federal Reserve will implement quantitative easing initiatives in the near future
Copper	Increase	U.S. dollar weakness
Tin	Increase	Recent bans on mining in key tin-producing regions of the Democratic Republic of Congo

Grant Park’s longer-term trading advisors are predominantly long the metals sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Indices Overview 2
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset) – A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.